Exhibit 5.1

ד"ר ליפא מאיר	טלי לב (II/III)	לילך הוק	נעם בר אור	NOAM BR OR	LILACH HOEK	TALI LEV(II/III)	DR. LIPA MEIR
צוריאל לביא	סילביה גל-יהב	איתמר ליפנר	עמית ביטון	AMIT BITTON	ITAMAR LIPPNER	SYLVIA GAL-YAHAV	ZURIEL LAVIE
אלון פומרנץ	אסף אילוז	גיא משולם	מאור זילכה	MAOR ZILKA	GUY MESHULAM	ASAF ILUZ	ALON POMERANC
ארתור מוהר (I)	שי תמר	יוני שטינמץ	טל פרי	TAL PERI	YONI SHTAINMETZ	SHAY TAMAR	ARTHUR MOHER(I)
עוזי מור	רועי אייז	אלה בן-דור	אביחי אסולין	AVIHAY ASULIN	ELLA BEN-DOR	ROY AIZ	UZI MOR
גרי קופלוביץ	ד"ר גאי כרמי	טל אסולין-מנחמוב	אביב אמר	AVIV AMAR	TAL ASULIN-MENAHEMOV	DR. GUY CARMI	GARY COPELOVITZ
גד אזור	ורד זליכה	יותם וייס	רעות שאולי	REUT SHAULI	YOTAM WEISS	VERED ZLAIKHA	GAD AZOR
ארז דר לולו	יעל פלטאו-בילו (I)	רימון דיין	תום להב	TOM LAHAV	RIMON DAYAN	YAEL FLATAU-BILU (I)	EREZ DAR LULU
יריב שלום	נופר טפליץ	תום ניסני	עדי קמחי	ADI KIMHI	TOM NISSANI	NUPHAR TEPLIZ	YARIV SHALOM
רונן בהרב	יוסי מנדלבאום	ארז גולן (נעים)	חן בן דוד	CHEN BEN DAVID	EREZ GOLAN (NAIM)	YOSSI MANDELBAUM	RONEN BAHARAV
ד"ר זיו פרייז (II)	שמרית כרמי-נעמת	ישי לבנון	אולגה ספיבק	OLGA SPIVAK	ISHAY LEVANON	SHIMRIT CARMY NAAMAT	DR. ZIV M. PREIS (II)
מיכל שורץ	עומר מאירי	אסף נחמיאס	נדב סווטלוף	NADAV SVETLOFF	ASSAF NACHMIAS	OMER MEIRI	MICHAL SCHWARTZ
שבתאי מיכאלי	קרנית אקריש	שחף רוט-קליין	ג'סטין בן חמו	JUSTIN BENHAMOU	SHAHAF ROTH-KLEIN	KARNIT AKRISH	SHABTAI MICHAELI
איתן שמואלי	יערה פרוינד-אברהם	עידו זבורוף	איב נווה	EVE NAVE	IDO ZABOROF	YAARA FRUEND-AVRAHAM	EITAN SHMUELI
אמיר זולטי	גרגורי אירגו	עמית זומר-פדידה	דניאל קדוש	DANIEL KADOSH	AMIT ZOMER-FADIDA	GREGORY IRGO	AMIR ZOLTY
ארז תיק	יצחק אנידגר	ניר דפני			NIR DAFNI	ISAAC ANIDJAR	EREZ TIK
שירלי יפרח-אזור	דור אבינרי	שקד ניסן-כהן			SHAKED NISSAN-COHEN	DOR AVINERY	SHIRLEY IFRACH-AZOR
ד"ר ציפי איסר איציק	איילת רם	סיגל ונצובסקי			SIGAL VANTSOVSKY	AYELET RAM	DR. TZIPI ISER ITSIQ
גלי אופינסקי	ליהי אלימלך	טל מורג			TAL MORAG	LIHI ELIMELECH	GALI OPINSKY
דוד וינשטיין	רעות בייץ	ירדן הדר			YARDEN HADAR	REUT BEITZ	DAVID WEINSTEIN
ד"ר יריב אילן	יאן פלדמן	שיר דיגמי-טל	איל חיאט	EYAL KHAYAT	SHIR DIGMI-TAL	YAN FELDMAN	DR. YARIV ILAN
אדמית כהן-וינשטוק	ניר מנחם	צח כהן	ד"ר יהודה בן מאיר ((IV	DR. YEHUDA BEN-MEIR (IV)	TZAH COHEN	NIR MENAHEM	ADMIT COHEN-WEINSHTOK
מאיר אלבוים	קרן בוצר	נוף שדה	ד"ר אירית מבורך ((IV	DR. IRIT MEVORACH (IV)	NOF SADEH	KEREN BOZER	MEIR ELBAUM

2 WEIZMANN ST. TEL AVIV 6423902 ISRAEL, BET AMOT HASHKAOT, FAX:+ 972-3-6070666 :פקס PHONE: +972-3-6070600 :ויצמן 2 ת"א 6423902, בית אמות השקעות, טלפון

December 28, 2020

To:

Foresight Autonomous Holdings Ltd.

7 Golda Meir St.

Ness Ziona 7403650

Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen,

This opinion is furnished to you in connection with a Registration Statement on a Form F-3 (the “ Registration Statement”) being filed by Foresight Autonomous Holdings Ltd., a company organized under the laws of the State of Israel (the “Company”), with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the sale, from time to time, by the Company of up to an additional  aggregate amount of $4,340,000 of American Depositary Shares (“ADSs”), each representing five ordinary shares, no par value per share, of the Company (the “Ordinary Shares,” and together with the ADSs, the “Securities”), which registration statement incorporates by reference the contents of the registration statement on Form F-3 (File No. 333-229715) (together, the “Registration Statements”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) a copy of the articles of association of the Company as currently in effect (the “Articles”); (iii) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and which relate to the Registration Statement; and (iv) such other corporate records, agreements, documents and other instruments, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons.

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(I) נוטריון (II) רשיון עו"ד בניו יורק (III) רשיון עו"ד באנגליה (IV) יועץ	(I) NOTARY (II) ADMITTED IN NY (III) ADMITTED IN ENGLAND (IV) OF COUNSEL

Based upon and subject to the foregoing, we are of the opinion that when (i) specifically authorized for issuance by the Board (the “Authorizing Resolutions”); (ii) the Registration Statement has become effective under the Securities Act; (iii) if necessary, an appropriate prospectus supplement with respect to the Securities has been prepared, filed and delivered in compliance with the Securities Act and the applicable rules promulgated thereunder; (iv) the terms of the sale of the Securities have been duly established in conformity with the Articles and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Securities have been issued and sold as contemplated by the Registration Statement and any prospectus supplement, if applicable; and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, the Ordinary Shares will be validly issued, fully paid and nonassessable.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to this firm in the section of the Registration Statement entitled “Legal Matters”.  In giving this consent we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Lipa Meir & Co

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